Exhibit 10.1
                                                                    ------------


                                                                  Execution Copy

                               AGREEMENT TO MARKET
                                       THE
                                MESA WIND PROJECT



                            DATED AS OF MAY 13, 2006

                                TABLE OF CONTENTS

                                                                            Page

1.   INTERPRETATIONS...........................................................2

2.   MARKETING OF THE PROJECT..................................................2

     2.1   Authority of ZP Representative......................................3

     2.2   Preparation of Due Diligence Materials..............................3

     2.3   Term Sheet..........................................................3

     2.4   PAMC's Right to Acquire EWS's interest in MWD.......................3

     2.5   Instructions to Bidders.............................................3

     2.6   Marketing Process for the Project...................................4

           2.6.1  Contact of Potential Bidders.................................4

           2.6.2  Marketing Activities.........................................4

           2.6.3  Due Diligence................................................4

           2.6.4  Good Faith Efforts...........................................4

           2.6.5  Limitation of Indemnification................................4

     2.7   Allocation of Proceeds..............................................4

           2.7.1  ZP-1 and ZP-2................................................4

           2.7.2  MWD Assets or Interests......................................4

           2.7.3  PAMC.........................................................5

3.   OPENING OF BIDS, BID REVIEW...............................................5

     3.1   Opening of Bids.....................................................5

     3.2   Selection of Bid for Further Negotiation............................5

4.   ELECTION NOT TO PROCEED TO SELL TO A BIDDER...............................6

     4.1   Option to Purchase MWD Interest and Turbines........................6

     4.2   Failure to Exercise Purchase Option.................................6

5.   AMENDMENTS TO EASEMENTS AND RESERVATION OF RIGHTS AGREEMENTS..............6

     5.1   Extension of Term...................................................7

     5.2   Agreed Sale Price for Turbines......................................7

     5.3   Election to Sell or Abandon the Turbines............................7

           5.3.3

     5.4   Abandonment.........................................................7

     5.5   Continued Operation.................................................7

6.   ADDITIONAL AGREEMENTS.....................................................8

     6.1   Right of Way Extension Application..................................8

     6.2   Negotiations with Southern California Edison........................8

7.   REPRESENTATIONS AND WARRANTIES............................................8

8.   CONSTRUCTION OF AGREEMENT.................................................8

     8.1   Governing Law.......................................................8

     8.2   Partial Invalidity..................................................8

     8.3   Headings............................................................9

     8.4   Notices.............................................................9

     8.5   No Waiver..........................................................10

     8.6   Execution in Counterparts..........................................10

     8.7   Entire Agreement...................................................10

     8.8   Survival of Obligations............................................10

     8.9   Further Assurances.................................................10

                    AGREEMENT TO MARKET THE MESA WIND PROJECT

          THIS AGREEMENT TO MARKET THE MESA WIND PROJECT (this "Agreement")
                                                                ---------
dated this 13th day of May, 2006 and is effective as of March 10, 2006 (the "Effective Date") is made and entered into by and among Enron Wind Systems, LLC,
 --------------
a California limited liability company (formerly Zond Systems, Inc.) ("EWS"),
                                                                       ---
PAMC Management Corporation, a Colorado corporation (formerly PanAero Corporation) ("PAMC"), Zond-PanAero Windsystem Partners I, a California limited
               ----
partnership ("ZP-1"), Zond-PanAero Windsystem Partners II, a California limited
              ----
partnership ("ZP-2"), Mesa Wind Developers, a California joint venture ("MWD")
              ----                                                       ---
and Alta Mesa Energy, LLC, a Colorado limited liability corporation ("Alta
                                                                      ----
Mesa"). EWS, PAMC, ZP-1, ZP-2, MWD and Alta Mesa are sometimes referred to,
----
individually, as a "Party" or, collectively, as the "Parties."
                    -----                            -------

                                    RECITALS

     A. MWD is a joint venture owned equally by EWS and PanAero California, Ltd., a California limited partnership owned equally by PAMC and Alta Mesa. MWD's current assets include, among other things, certain Rights of Way granted by the United States Bureau of Land Management (the "BLM Rights of Way") to PAMC
                                                     -----------------
and assigned to MWD over certain real property located in the San Gorgonio Pass area of Riverside County, California (the "Property") as well as a substation,
                                           --------
maintenance facility, electrical lines and poles and roadways located on or near the Property (the "Tangible MWD Assets"; together with the BLM Rights of Way
                   -------------------
over the Property, the "MWD Assets").
                        ----------

     B. The Property is currently subject to the following two windpark easements: (i) a windpark easement in favor of ZP-1, dated September 7, 1984, and a subsequently amended (the "ZP-1 Easement"); and (ii) a windpark easement
                                 -------------
in favor of ZP-2 dated February 25, 1985, and subsequently amended (the "ZP-2
                                                                         ----
Easement"; together with the ZP-1 Easement, the "Easements").
--------                                         ---------

     C. Pursuant to the Easements, ZP-1 has installed and owns and operates approximately 300 Vestas V-15 wind turbine generators on a portion of the Property and ZP-2 has installed and owns and operates approximately 160 Vestas V-15 wind turbine generators on a portion of the Property. Such wind turbines generators are collectively herein referred to as the "Turbines".
                                                       --------

     D. Electricity generated by the Turbines is currently sold by ZP-1 and ZP-2 to Southern California Edison by ZP-1 and ZP-2 utilizing the Tangible MWD Assets and pursuant to a power sale agreement dated June 22, 2005 between PAMC and Southern California Edison (the "Power Sale Agreement").
                                                  --------------------

     F. PAMC and ZP-1 are parties to a reservation of rights agreement whereby PAMC has reserved to ZP-1 a portion of the entitlement to sell power to Southern California Edison and interconnect to its transmission systems under the Power Sale Agreement (the "ZP-1 Reservation of Rights Agreement").
                     ------------------------------------

     G. PAMC and ZP-2 are parties to a reservation of rights agreement whereby PAMC has reserved to ZP-2 a portion of the entitlement to sell power to Southern

California Edison and interconnect to its transmission systems under the Power Sale Agreement (the "ZP-2 Reservation of Rights Agreement", together with the
                     ------------------------------------
ZP-1 Reservation of Rights Agreement, the "Reservation of Rights Agreements").
                                           --------------------------------

     H. The Easement Agreements are currently set to expire by their terms on March 31, 2006, whereupon ZP-1 and ZP-2 shall have the right, but not the obligation to sell and remove their respective Turbines from the Property.

     I. Following termination of ZP-1 and ZP-2, whichever is later, the BLM Rights of Way will revert to PAMC, although the Tangible MWD Property will remain with MWD.

     J. Because MWD, PAMC, ZP-1 and ZP-2 each own or will own separate assets regarding the Property and because each desires to sell those assets, the Parties have determined that the most value may be received by all Parties for such assets if such assets are marketed as a single unit rather than in pieces.

     K. In connection with the foregoing, the board of directors of PAMC believes that it may be preferable for the PAMC shareholders to sell their shares in PAMC (the "PAMC Stock") rather than for PAMC to sell its assets.
                     ----------

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT
                                    ---------

1.   Interpretations.

          In this Agreement, unless otherwise indicated, the singular includes the plural, and the plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise so indicated; words such as "herein", "hereof", "hereto", hereby", "herewith" and words of similar import refer to this Agreement as a whole unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements, extensions and other modifications to such instruments (without, however, limiting any restrictions to such amendments, restatements, supplements, extensions and other modifications imposed by this Agreement); and references to Parties include their respective permitted successors and assigns.

2.   Marketing of the Project.

          After the Effective Date of this Agreement, PAMC, for itself, Alta Mesa and as an indirect, 50% owner of MWD (collectively, the "PAMC
                                                              ----
Representative"), and EWS, for itself and as representative of ZP-1 and ZP-2,
--------------
and as a 50% owner of MWD (the "ZP Representative"), shall commence to market
                                -----------------
for sale the stock of PAMC, the MWD Assets or the ownership interests of MWD, and the Turbines (collectively, the "Project") as follows:
                                     -------

     2.1  Authority of ZP Representative. ZP-1 and ZP-2 hereby appoint EWS as
          ------------------------------
its representative under this Agreement. ZP-1 and ZP-2 authorize EWS, as ZP Representative, to act on behalf of and bind ZP-1 and ZP-2 in accordance with the terms hereof.

     2.2  Preparation of Due Diligence Materials. Each of PAMC Representative
          --------------------------------------
and the ZP Representative shall assemble copies of all agreements, documents, reports, correspondence and other information (other than appraisals and offers of purchase) relating to the Project and deliver the same to PAMC's counsel, Faegre and Benson, at the address shown herein. PAMC shall cause Faegre and Benson to cause all of such materials provided by the PAMC Representative and the ZP Representative to be organized, scanned and placed in a web-based "electronic data room" that may be accessed by potential bidders as directed by the PAMC Representative and the ZP Representative.

     2.3  Term Sheet. PAMC shall cause Faegre and Benson to include in the
          ----------
electronic data room, and the PAMC Representative and the ZP Representative shall provided to each potential bidder, the Terms of Proposal and Transactions for the Sale of Equity Interests and Assets related to the Mesa Wind/Zond-PanAero I & II Wind Farms attached hereto as Exhibit A (the "Term
                                                       ---------       ----
Sheet").
-----

     2.4  PAMC's Right to Acquire EWS's interest in MWD. In order to permit the
          ---------------------------------------------
PAMC Representative and the ZP Representative to market the MWD Assets or the ownership interests of MWD, EWS, on the one hand, and PAMC and Alta Mesa (as the owners of PanAero California, Ltd.) on the other, hereby agree that if PAMC elects to sell the PAMC Stock to a Bidder (defined below), (i) EWS and PanAero California, Ltd. shall sell their interests in MWD or the MWD Assets, as applicable, to such Bidder (net of any cash and cash equivalents held by MWD) on the terms set forth in the Term Sheet, (ii) the portion of the Purchase Price (defined below) that should be allocated to the interests in MWD shall be Seven Hundred and Fifty Thousand Dollars ($750,000.00), plus any capital improvement costs incurred by MWD after the date hereof and (iii) of such amount, Three Hundred Seventy-Five Thousand Dollars ($375,000.00) plus one half of any capital improvement costs incurred by MWD after the date hereof shall be allocated and paid to EWS and the balance shall be divided equally between PAMC and Alta Mesa. Such sale and transfer shall occur without representation or warranty of any kind, except that each of EWS, PAMC and Alta Mesa shall represent that they each own such interest in its entirety, lien free. The right to cause the transfer in the interest in MWD, however, shall not be exercised by PAMC unless PAMC's shareholders elect to sell their PAMC Stock as provided below, or unless PAMC exercises the option granted to it in Section 4.1 below. Upon any transfer of
                                      -----------
EWS's interest in MWD, EWS shall have no right or interest in any of the MWD Assets or the Power Sale Agreement.

     2.5  Instructions to Bidders. Each of the Parties hereby agrees to include
          -----------------------
in the electronic data room and abide by the Instructions to Bidders set forth in the Term Sheet, as well as any supplements, amendments, or modifications thereto (the "Instructions to Bidders") as the Parties may, by agreement of the
              -----------------------
PAMC Representative and the ZP Representative, elect to include from time to time. The Instructions to Bidders shall state, at a minimum that (1) the bidder is to bid a single price, in cash, for the whole of the Project (each, an "Aggregate Bid"), (2) the bidder is to set forth the amount of its bid that it
 -------------
internally allocates to the value of the Turbines (each, a "Turbine Bid");
                                                            -----------
however, such request is for information purposes only and will not, in any way, affect whether a bid is selected, and the bid deadline (the "Bid Deadline")
                                                             ------------
shall be May 12, 2006 as extended by agreement of the PAMC Representative and the ZP Representative, and (3) that the bidder is to deliver to Faegre and Benson a sealed bid.

     2.6  Marketing Process for the Project.
          ---------------------------------

          2.6.1  Contact of Potential Bidders. Each of the PAMC Representative
                 ----------------------------
and the ZP Representative shall attempt to contact all persons or companies ("Potential Bidders") which, on or after January 1, 2006, have expressed an
  -----------------
interest, in writing (including e-mail correspondence), in buying all or any part of the Project or which the PAMC Representative or the ZP Representative reasonably believes would be interested in buying all or any part of the Project and invite them to register as a potential bidder for the sale of the Project and obtain access to the electronic data room containing relevant information.

          2.6.2  Marketing Activities. The Parties shall coordinate marketing
                 --------------------
activities necessary for the sale of the Project including, but not limited to, coordination of site visits and the disclosure of project information to Potential Bidders.

          2.6.3  Due Diligence. The Parties shall share due diligence
                 -------------
information necessary for the sale of the Project and shall utilize the Faegre and Benson due diligence electronic data room to the extent necessary or possible.

          2.6.4  Good Faith Efforts. The Parties shall use reasonable efforts to
                 ------------------
maximize the number and amount of potential bids and shall cooperate in good faith with respect to the proposed sale.

          2.6.5  Limitation of Indemnification. ZP-1, ZP-2 and EWS shall have no
                 -----------------------------
obligation to indemnify a Bidder with respect to any representation or warranty made in a Definitive Agreement or otherwise as set forth in the Terms of Proposal and Transactions attached hereto as Exhibit A.
                                             ---------

          2.7  Allocation of Proceeds. If a direct or indirect sale of the
               ----------------------
Project occurs, the Parties shall allocate the proceeds of such sale (the "Purchase Price") pursuant to this Section 2.7. Prior to a sale of the Project,
 --------------                    -----------
MWD shall distribute all cash currently in its possession to the joint venturers in MWD in proportion to their ownership interests. The Purchase Price shall be allocated as follows:

          2.7.1  ZP-1 and ZP-2. In full consideration for the Turbines, ZP-1 and
                 -------------
ZP-2 shall receive an amount equal to the Purchase Price multiplied by the "Turbine Percentage". The "Turbine Percentage" shall be determined by dividing
(i) the average of the Turbine Bids submitted by all Potential Bidders by (ii) the average of the Aggregate Bids submitted by all Potential Bidders; provided, however, the average of the Turbines Bids shall be determined by using $600,000 for each Turbine Bid of less than such amount and $1,400,000 for each Turbine Bid of greater than such amount.

          2.7.2  MWD Assets or Interests. EWS, PAMC and Alta Mesa shall receive
                 -----------------------
the amounts described in Section 2.4 above.
                         -----------

          2.7.3 PAMC. PAMC shall receive the total Purchase Price less the amounts described in Sections 2.7.1 and 2.7.2 above.
                     --------------     -----

3.   Opening of Bids, Bid Review.

     3.1  Opening of Bids. Promptly after the Bid Deadline, PAMC shall cause
          ---------------
Faegre and Benson to deliver all of the sealed bids to the PAMC Representative and the ZP Representative who shall open and discuss the bids received from the Potential Bidders (the "Bids"). No Parties shall open or examine any Bids prior
                        ----
to the Bid Deadline. Upon opening of the Bids, the Parties shall discuss the Bids and the actual bidders (the "Bidders"). Following such discussion, PAMC
                                  -------
shall decide, in its sole and absolute discretion (a) to select a single Bid for further negotiation toward definitive purchase agreements for the PAMC Stock, the MWD Assets or the interests of MWD and the Turbines ("Definitive
                                                          ----------
Agreements"), (b) to contact one or more Bidders to request that their Bids be
----------
improved or modified prior to further consideration, or (c) to reject all Bids.

3.2  Selection of Bid for Further Negotiation.
     ----------------------------------------

          (a) If upon the opening of the Bids or following a further refinement of the Bids as provided in Section 3.1 above, PAMC identifies a Bidder with whom
                           -----------
PAMC wishes to attempt to reach Definitive Agreements, PAMC shall notify such Bidder that it has been selected and invited to attempt to negotiate a Definitive Agreement. If such Bidder wishes to proceed, such Bidder will be required to post an earnest money deposit equal to 10% of the proposed Purchase Price (unless waived by PAMC in its discretion) and, in exchange, the Parties shall grant such Bidder an exclusive, ten (10) business day prior to attempt to negotiate Definitive Agreements (the "Negotiation Period"). PAMC shall have the
                                      ------------------
right to extend such ten (10) business day time period at its sole and absolute discretion.

          (b) The PAMC Representative shall keep the ZP Representative reasonably informed of the status of the negotiation of the Definitive Agreements, including copying the ZP Representative on all major drafts of the Definitive Agreements. Once PAMC and the selected Bidder agree on the form of the Definitive Agreements that is reasonably acceptable to the ZP Representative, each applicable Party and the selected Bidder shall execute and deliver such Definitive Agreements and close the purchase and sale transactions contemplated therein in accordance with the terms of such Definitive Agreements, and the proceeds from sale shall be distributed in accordance with Section 2.6
                                                                   -----------
above; provided, however, that (i) the terms of any such Definitive Agreements shall comply with the terms of the Term Sheet with respect to the representations, warranties and indemnification obligations of EWS, ZP-1 and ZP-2 and (ii) the Definitive Agreements shall convey all of the MWD Assets or the interests of MWD, the PAMC Stock and the Turbines.

          (c) If PAMC and the selected Bidder do not agree on the terms of Definitive Agreements during the Negotiation Period or if Definitive Agreements are entered into, but the transactions contemplated therein do not close in accordance with the terms of such Definitive Agreements, then PAMC, in its sole and absolute discretion may, prior to July 31, 2006 (a) select another Bidder with whom to attempt to negotiate Definitive Agreements, (b) contact one or more other Bidders to request that their Bids be improved or modified prior to further consideration, or (c) reject all Bids. If a new Bidder is selected, the procedures in Section 3.2(a) through (c) above shall be repeated; provided,
              --------------------------
however, that if Definitive Agreements with any Bidder or new Bidder are not entered into by July 31, 2006 or if Definitive Agreements are entered into by July 31, 2006, but the transactions contemplated therein have not closed by August 31, 2006, then ZP-1, ZP-2 and EWS shall not be required to sell their respective assets to a Bidder or any other party pursuant to a Definitive Agreement or otherwise in connection with this Agreement (other than to the extent provided in Section 4 of this Agreement).
                   ---------

4. Election Not to Proceed to Sell to a Bidder. At any time in the bidding and negotiation process, PAMC may, in its sole and absolute discretion, elect not to sell the Project pursuant to the procedure described in Articles 2 and 3 above or to discontinue such procedures. If PAMC makes such an election not to sell or discontinue such procedures, the following provisions shall apply:

     4.1  Option to Purchase MWD Interest and Right of First Refusal for
          --------------------------------------------------------------
Turbines. PAMC shall have the right and option (the "Purchase Option"), for a
--------                                             ---------------
period of thirty (30) days after the first to occur of PAMC notifying the Potential Bidders that no Bids have been selected or PAMC notifying EWS, ZP-1 and ZP-2 that it does not desire to sell the Project pursuant to Articles 2 and 3 above (the "Option Period"), to purchase EWS's interest in MWD as provided
              -------------
below; provided, however, that the Option Period shall not extend beyond July 31, 2006:

          (a) The Purchase Option shall be exercised, if at all, by written notice from PAMC to EWS, within the Option Period;

          (b) If the Purchase Option is exercised, the closing shall occur within thirty (30) days after the exercise;

          (c) The price payable for EWS's interest in MWD shall be Three Hundred Seventy Five Thousand Dollars ($375,000.00) plus one half of the cost of capital improvements after the date hereof; and

          (d) MWD shall retain its right of first refusal to purchase the Turbines as provided in the Easements; provided, however, the Easements, including the rights of ZP-1 and ZP-2 to remove or abandon the Turbines, shall be amended as provided in Article 5 below.

     4.2  Failure to Exercise Purchase Option. In the event PAMC fails to timely
          -----------------------------------
exercise the Purchase Option as provided in Section 4.1 above, the following
                                            -----------
shall apply:

          (a) Either EWS or PAMC and Alta Mesa shall be free to sell its interest in MWD or seek a termination and winding up of MWD in accordance with the terms of the MWD Joint Venture Agreement or otherwise directly or indirectly sell their interests in the MWD Assets;

          (b)  The Easements shall be amended in accordance with Section 5.3
                                                                 -----------
hereof; and

          (c) The assignment of the BLM Rights of Way from PAMC to MWD shall be amended so that the BLM Rights of Way reverts to PAMC within ten (10) days following the first to occur of the expiration of the Option Period or the sale or abandonment of the Turbines by ZP-1 or ZP-2.

          (d)  If PAMC has not exercised the Purchase Option as provided in
Section 4.1 above, such right of first refusal respecting the Turbines described
-----------
in Section 4.1(d) above shall be terminated.
   --------------

5. Amendments to Easements and Reservation of Rights Agreements. In order to effect this Agreement and other agreements between MWD, on one hand, and ZP-1 and ZP-2 on the other, the Parties shall make the following amendments to the Easements and, if applicable, to the Reservation of Rights Agreements:

     5.1  Extension of Term. Immediately after the date hereof, the Parties
          -----------------
shall amend the Easements and the Reservation of Rights Agreements to extend the term thereof until January 31, 2007, subject to earlier termination if the Turbines are sold as provided herein. During the extension of the term of the Easements and the Reservation of Rights Agreements, the existing royalty payment structure of the Easements and other terms of the Easements and the Reservation of Rights Agreements (except as amended as provided herein) shall remain the same provided that the deadline for the removal of the wind turbines thereunder shall be extended from May 31, 2006 to January 31, 2007.

     5.2  Agreed Sale Price for Turbines. If PAMC elects to sell the Project to
          ------------------------------
a Bidder as provided in Articles 2 and 3 hereof, ZP-1 and ZP-2 shall sell the Turbines for the Purchase Price multiplied by the Turbine Percentage for their respective Turbines and, upon payment of such amount, the Easements shall terminate.

     5.3  Election to Sell or Abandon the Turbines. If the Project is not sold
          ----------------------------------------
as provided herein, the Parties shall amend the easements as follows to require the following:

          5.3.1 ZP-1 and ZP-2 shall either remove the Turbines from the Property, sell the Turbines to a third party who will remove them from the Property or abandon the Turbines to MWD on or before January 31, 2007;

          5.3.2 Any removal of ZP-1 Turbines shall also require the removal of the foundations in a manner satisfactory to the BLM and the restoration of such foundation locations;

          5.3.3  If PAMC has exercised the Purchase Option provided in Section
                                                                       -------
4.1 above, MWD shall have a right of first refusal respecting any sale of the
---
Turbines to a third party, and the purchase price shall be the operating fair market value of the Turbines, which shall be the greater of (a) the price offered by a ready, willing and able third party purchaser, or (b) the amount set forth in the appraisal conducted by AAA in June of 2005 and updated as of March 31, 2006;

          5.3.4  If PAMC has not exercised the Purchase Option as provided in
Section 4.1 above, such right of first refusal respecting the Turbines in
-----------
Section 5.3.3 shall be terminated; and
-------------

          5.3.5 ZP-1 and ZP-2 shall not commence the sale (except as contemplated herein) or the physical removal of any Turbines until the Purchase Option has expired or been exercised and the right of first refusal period, if one exists, has expired.

     5.4  Abandonment. In the event ZP-1 and ZP-2 elect to abandon the Turbines,
          -----------
the Easements shall be amended to provide as follows: neither MWD or PAMC shall have any liability to pay any amounts to ZP-1 or ZP-2 for the Turbines unless MWD or PAMC actually operate the Turbines and sell power following such abandonment, and in such an event, the amount payable to ZP-1 and ZP-2 shall be the operating fair market value of the Turbines, which shall be the greater of
(a) the price offered by a ready, willing and able third party purchaser, or (b) the amount set forth in the appraisal conducted by AAA in June of 2005 and updated as of March 31, 2006.

     5.5  Continued Operation. ZP-1 and ZP-2 shall use reasonable commercial
          -------------------
efforts to continuously operate the Project at a level sufficient to avoid forfeiture or termination under the BLM Rights of Way or the Power Sale Agreement until the first to occur of (a) the removal of the Turbines by ZP-1, ZP-2 or a third party to whom they have been sold, (b) abandonment of the Turbines, or (c) the end of the term of the Easements and the Reservation of Rights Agreements.

6.   Additional Agreements.

     6.1  Right of Way Extension Application. MWD shall take all steps
          ----------------------------------
reasonably necessary to sign and file with the BLM any application for the extension of the BLM Rights of Way for the maximum term permitted. To that end, EWS shall sign and promptly file such applications with the BLM on behalf of MWD as PAMC may reasonably request.

     6.2  Negotiations with Southern California Edison. PAMC and EWS shall
          --------------------------------------------
coordinate and undertake negotiations with Southern California Edison concerning the additional capacitor installation work needed at the Property.

7. Representations and Warranties. The Parties hereby represent to each other that (a) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement, including the required amendments to the Easements and, if applicable, the Reservation of Rights Agreements; (b) it has validly executed this Agreement; (c) this Agreement and any amendments to the Easements and the Reservation of Rights Agreements executed pursuant hereto constitute binding obligations of such Party, enforceable against such Party in accordance with their terms, except as the enforcement may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally; and
(d) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any Government Authority that has not been obtained in the ordinary course of business and will not violate, conflict with, or cause a default under any of its organizational documents, any material contractual covenant or restriction by which such Party is bound, or any applicable law, regulation, rule, ordinance, order, judgment, or decree. The PAMC Representative further represents and warrants that it has all right, power and authority to act on behalf of and bind PAMC, Alta Mesa and, in conjunction with EWS, Mesa Wind in accordance with the terms hereof.

8.   Construction of Agreement.

     8.1  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING ALL CHOICE-OF-LAW AND CONFLICTS-OF-LAW RULES OF SUCH STATE).

     8.2  Partial Invalidity. If any term or provision of this Agreement or the
          ------------------
application thereof to any Party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Parties or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event of such invalidity, the Parties shall negotiate an equitable adjustment to this Agreement in respect of such invalid or unenforceable provisions to effect the purposes of this Agreement.

     8.3  Headings. The Table of Contents and Section headings contained in this
          --------
Agreement are for purposes of reference and convenience only and shall not limit or otherwise affect the meaning hereof.

     8.4  Notices. All notices or other communications required or permitted
          -------
hereunder or by law shall, unless otherwise provided herein, be in writing, shall be personally delivered, sent by facsimile, or sent by registered, certified, or express mail, and deposited in the mail with the postage prepaid, addressed to the Parties at the addresses set forth below. Notices given by hand or sent by facsimile shall be deemed given the day such notice was received. Notices mailed as provided herein shall be deemed received on the third business day following the mailing day. Notices shall be delivered to the following addresses:

          If to MWD, EWS, ZP-1 or ZP-2:

          P.O. Box 118
          Houston, Texas 77251
          Attn: Jesse Neyman
          Facsimile: 713.646.3225
          Telephone: 713.853.0520

          with a copy to:

          John Lamb, Esq.
          LN Legal Consulting Group LLP
          520 S. Grand Avenue, Suite 610
          Los Angeles, California  90071
          Facsimile:  213.452.4888
          Telephone:  213.452.4884

          If to PAMC or Alta Mesa:

          PAMC Management Corporation
          P.O. Box 800
          795 Eagle Peak Circle
          Hillside, Colorado  81232
          Attn. Robert Keeley
          Facsimile:  719.262.3494
          Telephone:  719.262.3194

          with a copy to:

          Faegre & Benson LLP
          1900 Fifteenth Street
          Boulder, Colorado  80302
          Attn. John Marcil
          Facsimile:  303.447.7800
          Telephone:  303.447.7766

          and

          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue, 22nd Floor
          Los Angeles, California  90071
          Attn. Edward W. Zaelke
          Facsimile:  213.612.2501
          Telephone:  213.612.7330.

     8.5  No Waiver. No waiver of any of the covenants, terms, or conditions of
          ---------
this Agreement shall be effective unless set forth in writing by the Party making the waiver and delivered to the other Party and such waiver shall be effective only for the time and to the extent therein stated. No omission or act (other than the delivery of the foregoing written waiver) by a Party shall constitute or be deemed to constitute a waiver of any default in the performance of or breach of any agreement, duty, responsibility, representation, warranty, or covenant of the other Party contained in this Agreement.

     8.6  Execution in Counterparts. This Agreement may be executed in one or
          -------------------------
more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of them.

     8.7  Entire Agreement. This Agreement, together with its attached schedules
          ----------------
and exhibits, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and any prior agreements, discussions, or understandings, written or oral, are superseded by this Agreement and shall be of no force or effect. No supplement, amendment, addition, or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by the authorized representatives of the Parties.

     8.8  Survival of Obligations. Except as otherwise provided herein, the
          -----------------------
representations, warranties, covenants, obligations and limitations on liability contained in this Agreement shall survive the expiration or termination of this Agreement.

     8.9  Further Assurances. The Parties agree to perform all such acts
          ------------------
(including executing and delivering such instruments and documents) as reasonably may be requested by a Party to fully effect each and all of the purposes and intent of this Agreement.



                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     ENRON WIND SYSTEMS, LLC:

                                     By: Enron Wind LLC,
                                            its sole member

                                     By: Enron Renewable Energy Corp.,
                                            its sole member

                                     By:    /s/ Jesse E. Neyman
                                        -----------------------------------
                                     Name:  Jesse E. Neyman
                                          ---------------------------------
                                     Title: President and CEO
                                           --------------------------------


                                     PAMC MANAGEMENT CORPORATION:

                                     By:    /s/ Robert Keeley
                                        -----------------------------------
                                     Name:  Robert Keeley
                                          ---------------------------------
                                     Title: President
                                           --------------------------------


                                     -

                                     MESA WIND DEVELOPERS:

                                     By: Enron Wind Systems, LLC,
                                           its joint venture partner

                                     By: Enron Wind LLC,
                                           its sole member

                                     By: Enron Renewable Energy Corp.,
                                           its sole member

                                     By:    /s/ Jesse E. Neyman
                                        -----------------------------------
                                     Name:  Jesse E. Neyman
                                          ---------------------------------
                                     Title: President and CEO
                                           --------------------------------

                                     By: PanAero California, Ltd.,
                                           its joint venture partner

                                     By: PAMC Management Corporation,
                                           its general partner

                                     By:    /s/ Robert Keeley
                                        -----------------------------------
                                     Name:  Robert Keeley
                                          ---------------------------------
                                     Title: President
                                           --------------------------------


                                     ZOND-PANAERO WINDSYSTEM PARTNERS I

                                     By: Zond Windsystems Management LLC,
                                           its general partner

                                     By:    /s/ Jesse E. Neyman
                                        -----------------------------------
                                     Name:  Jesse E. Neyman
                                          ---------------------------------
                                     Title: President and CEO
                                           --------------------------------

                                     ZOND-PANAERO WINDSYSTEM PARTNERS II

                                     By: Zond Windsystems Management II LLC,
                                           its general partner

                                     By:    /s/ Jesse E. Neyman
                                        -----------------------------------
                                     Name:  Jesse E. Neyman
                                          ---------------------------------
                                     Title: President and CEO
                                           --------------------------------


                                     ALTA MESA ENERGY, LLC:

                                     By:   /s/ Robert Keeley, Attorney in Fact
                                        -----------------------------------
                                     Name:  Robert Keeley
                                          ---------------------------------
                                     Title: Attorney in Fact for
                                           --------------------------------
                                            Jerry Plunkett, Manager



                                       -iii-